As filed with the Securities and Exchange Commission on December 4, 2017

Registration No. 333-221421

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1413174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(919) 859-1302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon P. Stonehouse

President and Chief Executive Officer

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(919) 859-1302

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Brian Lane, Esq.

Robyn Zolman, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW

Washington, DC 20036

(202) 955-8500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-221421) is being filed solely for the purpose of filing an updated Exhibit 5.1. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Third Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 22, 2006 (File No. 000-23186).
4.2	Certificate of Amendment to the Third Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed July 24, 2007 (File No. 000-23186).
4.3	Certificate of Amendment to the Third Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 7, 2014 (File No. 000-23186).
4.4	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed November 4, 2008 (File No. 000-23186).
4.5	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock of the Company. Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed May 7, 2014 (File No. 000-23186).
4.6	Amended and Restated Bylaws of the Company effective October 29, 2008. Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed November 4, 2008 (File No. 000-23186).
4.7	Specimen Certificate for Registrant’s Common Stock. Incorporated by reference to Exhibit 4.7 to the Company’s Form S-3 filed November 28, 2008 (File No. 333-155783).
4.8*	Certificate of Designation of Preferred Stock.
4.9*	Form of Warrant Agreement (including form of Warrant).
4.10*	Form of Deposit Agreement with respect to Depositary Shares (including form of Depositary Receipt).
4.11*	Form of Stock Purchase Contract (including form of Stock Purchase Certificate).
4.12*	Form of Unit Agreement (including form of Unit Certificate).
5.1**	Opinion of Gibson, Dunn & Crutcher LLP.
23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1†	Power of Attorney.

______________________

* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

** Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on December 4, 2017.

BioCryst Pharmaceuticals, Inc.

By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2017.

Name	Title

*	President, Chief Executive Officer and Director
Jon P. Stonehouse	(Principal Executive Officer)

*	Senior Vice President, Chief Financial Officer and Treasurer
Thomas R. Staab, II	(Principal Financial Officer and Principal Accounting Officer)

*	Director
George B. Abercrombie

*	Director
Fred E. Cohen, M.D., D.Phil

*	Director
Stanley C. Erck

*	Director
Nancy Hutson, Ph.D.

*	Director
Robert A. Ingram

*	Director
Kenneth B. Lee, Jr.

*	Director
Sanj K. Patel

* By:	/s/ Alane Barnes
Alane Barnes
Attorney-in-fact